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                                                                   EXHIBIT 10.11

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION.

                         ____________________________
                               CONVERTIBLE NOTE

Note No. 1999-1

$10,000,000                                                 September 30, 1999
                                                     San Francisco, California

     FOR VALUE RECEIVED, PeoplePC Inc., a Delaware corporation (the "Company"), promises to pay to SOFTBANK Capital Partners L.P. ("SOFTBANK) , or its assigns (each of SOFTBANK and any such assign, a "Holder") , the principal sum of $10,000,000 or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Convertible Note on the unpaid principal balance at a rate equal to 7% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days consisting of twelve 30-day months, with interest to accrue from the date hereof. Notwithstanding the foregoing, if the Purchase Agreement, as defined below, is entered into within 30 days of the date hereof, the interest accrued up to and including the date of execution of the Purchase Agreement shall be forgiven. Unless this Convertible Note is earlier converted in accordance with Section 3 hereof, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of
(i) September 30, 2004 (the "Maturity Date"), or (ii) the acceleration of the maturity thereof in accordance with Section VI of the Loan Agreement dated September 30, 1999 (the "Loan Agreement") between the Company and SOFTBANK.

     This Convertible Note shall be governed by, and be subject to, the terms of the Loan Agreement, all of which provisions are hereby incorporated herein by reference.

     The following is a statement of the rights of the Holder and the conditions to which this Convertible Note is subject, and to which the Holder hereof, by the acceptance of this Convertible Note, agrees:

     1.  Definitions.  As used in this Convertible Note, the following
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capitalized terms have the following meanings:

         (a) The "Company" includes the corporation initially executing this Convertible Note and any Person that shall succeed to or assume the obligations of the Company under this Convertible Note.

         (b) "Holder" shall mean the Person specified in the introductory paragraph of this Convertible Note or any Person who shall at the time be the registered holder of this Convertible Note.

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         (c) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or any other entity or a governmental authority.

     2.  Interest.  Accrued interest on this Convertible Note shall be payable
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at such time as the outstanding principal amount hereof shall be paid in full;
provided however, that in the event this Convertible Note is not previously
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converted and the principal amount hereof is not repaid in full on the Maturity
Date, accrued but unpaid interest on this Convertible Note shall thereafter be paid in cash on the Maturity Date, the last business day of each calendar month thereafter and on such date as the outstanding principal amount hereof shall be paid in full.

     3.  Conversion.
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         (a) Series B Preferred Stock Financing.  Upon the first closing of the
             ----------------------------------
sale of securities pursuant to a mutually acceptable purchase agreement between the Company and SOFTBANK consistent with the terms of the letter of understanding of even date herewith (the "Purchase Agreement"), all principal and accrued interest due on this Convertible Note shall automatically convert into a number of shares of Series B Preferred Stock (the "Conversion Number") determined by dividing all of the unpaid principal and accrued but unpaid interest on this Convertible Note as of the First Closing Date (as defined in the Purchase Agreement) by the purchase price per share specified in the Purchase Agreement, subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization and similar events (as so adjusted, the "Conversion Price"). The cancellation of this Convertible Note in connection with such conversion shall be deemed to be payment in full of the purchase price of a number of shares equal to the Conversion Number purchased pursuant to the Purchase Agreement.

         (b) Issuance of Securities on Conversion.  Concurrent with the
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conversion of this Convertible Note, the Company will cause to be issued in the name of, and delivered to, the Holder, a certificate or certificates representing the number of shares of the Series B Preferred Stock to which the Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Convertible Note and in lieu thereof the Holder shall be entitled to payment in cash of the amount of the Convertible Note not converted into shares.

         (c) Termination of Rights.  All rights with respect to this
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Convertible Note shall terminate upon the issuance of shares of Series B
Preferred Stock upon conversion of this Convertible Note, whether or not this Convertible Note has been surrendered. Notwithstanding the foregoing, the Holder agrees to surrender this Convertible Note to the Company for cancellation as soon as is practicable following conversion of this Convertible Note.

     4.  Successors and Assigns.   Subject to the restrictions on transfer
         ----------------------
described in Section 6 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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     5.  Waiver and Amendment.  Any provision of this Convertible Note may be
         --------------------
amended, waived or modified upon the written consent of the Company and SOFTBANK.

     6.  Assignment.  Neither this Convertible Note nor any of the rights,
         ----------
interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party except (i) in the case of the Company, in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires, by purchase of assets, merger or otherwise, all or substantially all of the Company's property and assets, and (ii) in the case of Holder to any affiliates of Holder or SOFTBANK Corp., a Japanese corporation, including, without limitation, any partnership or other entity of which any direct or indirect subsidiary of SOFTBANK Corp. is a general partner or has investment discretion, or any employees of any of the foregoing.

     7.  Addresses for Notices, etc.  Any notices and other communications
         ---------------------------
required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

  If to the Holder, to:       SOFTBANK Holdings Inc.
                              10 Langley Road, Suite 403
                              Newton Center, MA  02159
                              Attention:  Ronald D. Fisher
                              Facsimile:  (617) 928-9301

                              SOFTBANK Capital Partners LP.
                              300 Delaware Avenue, Suite 900
                              Wilmington, Delaware  19801
                              Attention:  Francis Jacobs
                              Facsimile:  (302) 552-3128

        with a copy to:       Sullivan & Cromwell
                              1888 Century Park East
                              Suite 2100
                              Los Angeles, California  90067
                              Telephone:  (310) 712-6650
                              Telecopier:  (310) 712-8800
                              Attention:  John L. Savva, Esq.

If to the Company, to:        PeoplePC Inc.
                              100 Pine Street
                              Suite1100
                              San Francisco, CA 94111
                              Telephone:  (415) 732-4400

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                              Telecopier:  (415) 837-3857
                              Attention:  Nick Grouf

       with a copy to:        Cooley Godward LLP
                              3000 El Camino Real
                              Palo Alto, CA 94306
                              Telephone:  (650) 843-5000
                              Telecopier:  (650) 857-0663
                              Attention:  Andrei M. Manoliu, Esq.

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express or other commercial overnight delivery service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

     8.  Payment.  Except in the event this Convertible Note is converted into
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Series B Preferred Stock as provided herein, payment shall be made in lawful tender of the United States.

     9.  Severability.  The holding of any provision of this Convertible Note to
         ------------
be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Convertible Note shall remain in full force and effect.

     10. Governing Law.  This Convertible Note shall be governed by and
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construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Convertible Note to be issued as of the date first written above.


                              PeoplePC Inc.,
                              a Delaware corporation

                              By:
                                  -----------------------------------------

                              Title:
                                     --------------------------------------

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